                                                                 EXHIBIT (p)1.52

                                                               Table of Contents

                          NETOLS ASSET MANAGEMENT, INC.
                      COMPLIANCE POLICY MANUAL INTRODUCTION

Netols Asset Management, Inc. ("NAM") has adopted this Compliance Policy Manual to govern the conduct of its employees. The purpose of these polices is to foster compliance with applicable regulatory requirements as well as to educate NAM employees regarding the firm's compliance practices. Employees are expected to be familiar with and to follow the firm's policies. Furthermore, employees will be required to acknowledge that they have received and read this Compliance Policy Manual on an annual basis.

NAM is subject to the provisions of the Investment Advisers Act of 1940 ("Advisers Act"), which imposes a fiduciary duty on investment advisers. As a fiduciary, NAM has a duty of utmost good faith to act solely in the best interests of each of its clients. This fiduciary duty is the spirit in which this Compliance Policy Manual was created, and is the spirit in which each employee is expected to approach each and every aspect of his/her responsibilities at NAM.

Unless otherwise noted, all policies contained within this Compliance Policy Manual apply to every employee of the firm. The following positions are noted throughout the Compliance Policy Manual:

                                                    NAM EMPLOYEE SERVING IN THIS
          TITLE                ABBREVIATION                   CAPACITY
          -----                ------------                   --------
Chief Compliance Officer           CCO                     Jeffrey Netols

        President                  n/a                     Jeffrey Netols

Upon discovery of a violation of this Compliance Policy Manual, NAM's President may impose such sanctions as he deems appropriate, including, among other sanctions, a verbal warning, a letter of censure or suspension, or termination of the employment of the violator.

Any NAM employee with questions or concerns regarding this Compliance Policy Manual or compliance matters in general should consult the firm's CCO. The CCO is responsible for maintaining and updating the Compliance Policy Manual. Any changes to this manual must be approved by the President.

Any material changes to this Compliance Policy manual will be disseminated by the CCO as follows:

      - All employees affected by the change will receive a copy of the policy revision;

      - If the policy in question is described within NAM's Form ADV, the Form will be updated;

      - If the policy is incorporated into NAM's investment management agreement or any other disclosure document, such document will be revised;

      - If the policy manual has or will be given to any of NAM's clients on a periodic basis, material changes will be distributed to such clients.

                                                               Table of Contents

Approved:

                          NETOLS ASSET MANAGEMENT, INC.

                            COMPLIANCE POLICY MANUAL

                                TABLE OF CONTENTS

Introduction

General and Administrative Policies

1.  Code of Ethics and Personal Trading Policy
    Appendix A: Pre-Clearance Form
    Appendix B: Quarterly Transactions Report
    Appendix C: Initial and Annual Holdings Report
2.  Client Disclosures Policy
3.  Communications Policy
4.  Custody and Possession of Assets Policy
5.  Insider Trading Policy
6.  Record Retention Policy
7.  Privacy Policy
    Appendix D: Privacy Notice

Trading and Research Policies

8.  Brokerage Selection Policy
9.  Trade Aggregation and Allocation Policy
10. Soft Dollar Policy
11. Client-Directed Brokerage Policy
12. Cross Transaction Policy
13. Trade Error Correction Policy

Portfolio Management Practices

14. Market Manipulation Policy
15. Account Review Policy
16. Proxy Voting Policy
17. Pricing and Portfolio Valuation Policy

Financial Policies

18. Solicitors Policy

                          NETOLS ASSET MANAGEMENT, INC.
                   CODE OF ETHICS AND PERSONAL TRADING POLICY

1.1   OVERVIEW

      This Code of Ethics and Personal Trading Policy has been adopted by Netols Asset Management, Inc. ("NAM") to set forth standards of conduct and personal trading guidelines for which every employee of NAM is expected to follow.

      Every employee of NAM will be required to certify annually that:

      - S/he has read and understood this policy and recognizes s/he is subject to its provisions; and

      - S/he has complied with the applicable provisions of this policy and has reported all personal securities transactions required to be reported under Section 1.5 of this policy.

      Questions concerning this policy should be directed to the CCO.

1.2   TERMS AND DEFINITIONS

      A.    Definitions (as used within this policy):

            1. "Federal Securities Laws" means the Securities Act of 1933 ("1933 Act"), the Securities Exchange Act of 1934 ("1934 Act"), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 ("1940 Act"), the Investment Advisers Act of 1940 ("Advisers Act"), Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission ("SEC") under any of these statues, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

            2. "Control" has the same meaning as set forth in Section 2(a)(9) of the 1940 Act. In summary, control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

            3. "Client" means any person or entity for which NAM serves as an investment adviser.

            4. "Employee" has the same meaning as "Supervised Person" as set forth in Section 202(a)(25) of the Advisers Act. In summary, a supervised person is any officer, director, partner, and employee of NAM, and any other person who provides advice on behalf of NAM and is subject to NAM's supervision and control.

            5.    "Access Person" means any employee who:

                  a. Has access to nonpublic information regarding any client purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client; and

                  b. Is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

            6. "Beneficial Ownership" will be interpreted in the same manner as it would be in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. For purposes of this policy, "Beneficial Ownership" includes, but is not limited to, securities held by members of a person's immediate family sharing the same household and securities over which a person has discretionary authority outside of his ordinary course of business.

            7. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated.

            8. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

            9. "Private Placement" means an offering that is exempt from registration under the 1933 Act.

            10. "Security" has the same meaning as set forth in Section 202(a)(18) of the Advisers Act, except that it does not include the following securities ("Excluded Securities"):

                  a. Shares of registered open-end investment companies, except Reportable Funds.

                  b.    Direct obligations of the United States Government;

                  c. Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

                  d.    Shares issued by any money market fund; and

                  e. Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Reportable Funds.

                  Some of the more common inclusions in this definition are any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, or any put, call, straddle or option on any security or on any group or index of securities.

            11. "Fund" means any investment company where NAM serves as investment adviser as defined in Section 2(a)(20) of the 1940 Act.

            12. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

1.3   STANDARD OF CONDUCT

      The Advisers Act imposes a fiduciary duty on all investment advisers, including NAM. As a fiduciary, NAM has a duty of utmost good faith to act solely in the best interests of each of its clients. Clients entrust the firm with their funds, which in turn places a high standard on the conduct and integrity of NAM employees and supervised persons. This fiduciary duty compels all employees and supervised persons to act with the utmost integrity in all dealings. This fiduciary duty is the core principle underlying this Code of Ethics and Personal Trading Policy, and represents the expected basis of all dealings with NAM clients.

      In connection with these expectations, NAM has established the following core principles of conduct. While the following standards are not all-encompassing, they are consistent with NAM's core belief that ethical conduct is premised on the fundamental principals of openness, integrity, honesty and trust.

      A.    Core Principles

            1. Employees are expected to comply with federal securities laws (as defined in Section 1.2(a)(1)). Strict adherence to NAM's compliance policy manual and instructions provided by the CCO will assist employees in complying with this important requirement;

            2. The interests of clients should be placed ahead of those of employees;

            3. Employees should not take inappropriate advantage of their position with NAM;

            4. Employees should avoid any actual or potential conflict of interest with any NAM client in all personal securities transactions;

            5. Personal securities transactions should be conducted in a manner consistent with this policy;

            6. Diligence and care shall be taken in maintaining and protecting nonpublic information concerning NAM's clients (as addressed in NAM's Privacy Policy); and

            7.    NAM will strive to foster a healthy culture of compliance.

      B.    Personal Conduct

            1.    Acceptance of Gifts

                  Employees are prohibited from receiving any gift, gratuity, hospitality or other offering of more than de minimis value from any person or entity doing business with NAM. This gift policy generally excludes items or events where the employee has reason to believe there is a legitimate business purpose.

            2.    Service as Director for an Outside Company

                  Any employee wishing to serve as director for an outside company (public or private) must first seek the approval of the CCO. The CCO, in reviewing the request, will determine whether such service is consistent with the interests of the firm and its clients.

            3.    Outside Business Interests

                  Employees wishing to engage in business activities outside of NAM's business must seek approval from the CCO and, if requested, provide periodic reports to the CCO summarizing those outside business activities.

1.4   PERSONAL TRADING POLICY

      A.    Prohibited Transactions

            See Section 1.6 ("Exempted Securities and Transactions") for certain exclusions from these Prohibited Transactions.

            Unless specifically permitted in Section 1.6 ("Exempted Securities and Transactions"), no access person shall execute a personal securities transaction on the same day NAM, on behalf of its clients:

            1.    Has a pending "buy" or "sell" order in that same security;

            2.    Has purchased or sold that same security; or

            3.    Is considering purchasing or selling that same security.

      B.    Personal Trading Restrictions

            See Section 1.6 ("Exempted Securities and Transactions") for certain exclusions from these Personal Trading Restrictions.

            1.    Initial Public Offerings and Private Placements

                  Access persons shall not acquire securities in an initial public offering or a private placement without express prior approval from the CCO. In determining whether approval should be granted, the CCO should consider:

                  a. Whether the investment opportunity should be reserved for the NAM's clients; and

                  b. Whether the opportunity is being offered to an individual by virtue of his/her position with NAM.

            2.    Pre-clearance of Personal Securities Transactions

                  Advance clearance is required for all personal securities transactions with the exception of those outlined in Section
                  1.6 ("Exempted Securities and Transactions"). Such requests should be made on the form found at Appendix A.

                  Pre-clearance requests should be submitted to the CCO. The CCO may disapprove such request for any reason s/he deems appropriate.

                  When determining whether or not to approve or disapprove an access person's pre-clearance request, the CCO will communicate details of the requested transaction to the appropriate portfolio manager who will consider whether the security should be considered for purchase or sale in a client's portfolio. In reaching this conclusion, the portfolio manager will consider both quality and liquidity matters associated with the security.

1.5   REPORTING REQUIREMENTS

      A.    Reporting Requirements by Access Persons

            1.    Quarterly Transaction Report

                  Within 30 calendar days following the end of each calendar quarter, access persons shall submit to the CCO a report of personal securities transactions in which the access person had a direct or indirect beneficial ownership interest. Copies of brokerage statements which contain the same information noted below will be viewed as an acceptable form of reporting, so long as NAM is in receipt of such brokerage statements within 30 calendar days following the end of the calendar quarter. If an access person effected no transactions during the applicable quarter, s/he shall file a report indicating as such. The CCO shall submit his/her transaction report to the President of the firm, or another employee as designated by the President. Employees may use the form found at Appendix B to report transactions.

                  Information to be included on this quarterly transaction report is as follows:

                  -     Trade Date

                  -     Security Name

                  - Ticker Symbol, CUSIP number, interest rate and maturity date

                  -     Number of Shares or Par

                  -     Type of Transaction (Purchase, Sale or Other)

                  -     Price

                  -     Principal Amount

                  -     Broker Name

                  -     Account Number

                  -     Date of Report

                  The following securities are not required to be reported:

                  a. Excluded Securities, but transactions in Funds (open-end investment companies advised by NAM) are required to be reported;

                  b. Transactions effected through an automatic investment plan so long as the investment allocation was determined in advance of the actual trade; and

                  c. Transactions where duplicate information contained in brokerage trade confirmations or account statements are received by the CCO no later than 30 days following the applicable calendar quarter.

            2.    Holdings Report

                  Access persons are required to provide a report of all personal securities holdings (other than Excluded Securities) to the CCO within 10 calendar days upon becoming an access person of NAM and on an annual basis thereafter, as directed by the CCO. Copies of brokerage statements which contain the same information noted below will be viewed as an acceptable form of reporting. The report should be current as of a date not more than 45 calendar days prior to submission of the report and should contain the following information:

                  -     Security Name

                  -     Ticker Symbol or CUSIP number

                  -     Number of Shares or Par

                  -     Principal Amount

                  -     Broker or Bank Name

                  -     Date of the Report

                  The CCO shall submit his/her holdings report to the President of the firm, or to another employee as designated by the President. Employees may use the form found at Appendix C to report transactions.

      B.    Submission of Duplicate Confirmations and Periodic Statements

            Each access person must arrange for duplicate copies of trade confirmations and periodic statements of his brokerage accounts to be sent to the CCO. This requirement applies to any brokerage account over which the access person has a direct or indirect beneficial ownership interest.

      C.    Review of Personal Securities Reports

            The CCO will generally consider the following factors when reviewing reportable security holdings and transactions reports as well as pre-clearance requests:

            1. Whether the investment opportunity should be directed to a client's account;

            2. Whether the amount or nature of the transaction affected the price or market for the security;

            3. Whether the access person benefited from purchases or sales being made for clients;

            4.    Whether the transaction harmed any client; and

            5.    Whether the transaction has the appearance of impropriety.

            The President, or an employee designated by the President, will review the CCO's personal securities reports. In no case should an employee review his/her own report.

1.6   EXEMPTED SECURITIES AND TRANSACTIONS

      A.    Exemptions from Pre-Clearance and Reporting Requirements

            The following are not subject to the pre-clearance requirements described in Section 1.4(B)(3) nor the reporting requirements described in Section 1.5.

            1.    Purchases and sales in Excluded Securities as described in
                  Section 1.2(A)(10). Excludable Securities are:

                  a. Shares of registered open-end investment companies, except Reportable Funds.

                  b.    Direct obligations of the United States Government;

                  c. Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

                  d.    Shares issued by any money market fund; and

                  e. Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Reportable Funds.

            2. Purchases or sales of securities effected in any account over which the access person has no direct or indirect influence or control.

      B.    Exemptions from Pre-Clearance and Transaction Reporting

            The following are not subject to the pre-clearance requirements described in Section 1.4(B)(3) nor the quarterly transaction reporting requirements of Section 1.5(A)(1), but are subject to the holdings reporting requirements described in Section 1.5(A)(2).

            1. Purchases and sales of securities within an automatic reinvestment plan; and

            2. Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      C.    Exemptions from Pre-Clearance Requirements

            The following are not subject to the pre-clearance requirements described in Section 1.4(B)(3), but are subject to all reporting requirements described in Section 1.5.

            1. Purchases and sales of Funds (open-end investment companies for which NAM serves as investment adviser);

            2. Purchases and sales of equity securities of an issuer with a market capitalization in excess of $3 billion;

            3. Purchases or sales of securities which are not eligible for purchase or sale by advisory clients accounts; and

            4. Purchases or sales of a security whose performance is directly tied to an index (for example, many Exchange Traded Funds).

1.7   RECORD KEEPING REQUIREMENTS

      NAM will keep the following records regarding this Code of Ethics and Personal Trading Policy:

      1. Current and historic copies of this Code of Ethics and Personal Trading Policy;

      2. Employees' written acknowledgement of receipt of the Compliance Policy Manual, which includes this Code of Ethics and Personal Trading Policy;

      3. Historic listings of all employees subject to this Code of Ethics and Personal Trading Policy;

      4. Violations of the Code of the Ethics and Personal Trading Policy, and records of action taken as a result of the violations;

      5. All personal transaction reports made by access persons and/or copies of brokerage confirmations and statements; and

      6. Written approvals of IPOs and private placements, including documentation of the reasons for the approval.

1.8   REPORTING OF VIOLATIONS

      All employees are required to report promptly any violation of this policy (including the discovery of any violation committed by another employee) to the CCO. Examples of items that should be reported include (but are not limited to): noncompliance with federal securities laws; conduct that is harmful to clients; and purchasing securities contrary to the Personal Trading Policy. The CCO and President will determine whether such violations should be reported to any mutual fund board for which NAM advises.

      All employees are encouraged to report any violations or perceived violations. Such reports will not be viewed negatively by NAM management, even if the reportable event, upon investigation, is determined to be non-volitional in nature and the CCO determines the employee reported such apparent violation in good faith.

1.9   SANCTIONS

      Upon discovering a violation of the Code of Ethics and Personal Trading Policy, the CCO and NAM's President may impose such sanctions as they deem appropriate, including, among other sanctions, a letter of censure or suspension, or termination of employment of the violator.

                                                               Table of Contents

Approved: April 16, 2004
Revised: August 31, 2004

                                                                      APPENDIX A

                          NETOLS ASSET MANAGEMENT, INC.
                       PERSONAL TRADING PRE-CLEARANCE FORM

Access Person Instructions:

Complete this form prior to placing any personal trade that requires advance clearance. Questions should be directed to the CCO.

Access Person Name: _______________________________

   Purchase                                        Broker/Dealer        Account
/ Sale / Other      Security        Quantity           Bank            Number(s)
--------------      --------        --------           ----            ---------
--------------      --------        --------       -------------       ---------
--------------      --------        --------       -------------       ---------
--------------      --------        --------       -------------       ---------
--------------      --------        --------       -------------       ---------

To the best of my knowledge, these proposed transactions do not violate the provisions of the NAM's Code of Ethics and Personal Trading Policy.

Access Person Signature: _________________________            Date: ____________

                           PRE-CLEARANCE REQUST REVIEW

Security traded by NAM today?                                        ( ) Yes   ( ) No

Pending trade or is NAM considering trade in security?               ( ) Yes   ( ) No

Does this transaction involve a private placement?                   ( ) Yes   ( ) No

Does this transaction involve an IPO?                                ( ) Yes   ( ) No

Should security be considered for purchase in a client account?      ( ) Yes   ( ) No

Comments: ______________________________________________________________________

________________________________________________________________________________

Approved: ________      Denied: ________

Signature: ______________________________________          Date: _______________

                                                               Table of Contents

                                                                      APPENDIX B

                          NETOLS ASSET MANAGEMENT, INC.
                     QUARTERLY PERSONAL TRANSACTIONS REPORT

                      FOR THE QUARTER-ENDED: _____________

Access Person Name: _______________________

Access Person Signature: ______________________________         Date: __________

I am reporting below all transactions required to be reported for the quarter pursuant to NAM's Code of Ethics and Personal Trading Policy. I have completed and returned this form to the CCO by the 30TH CALENDAR DAY FOLLOWING QUARTER-END.

Required Transactions to Report

I am required to report all transactions of securities* in which I have a direct or indirect beneficial ownership interest. I am also required to report any transaction:

1. Executed within an automatic investment plan which overrides a pre-determined schedule.

2. Not required to be pre-cleared, but required to be reported (such as >$3 billion market cap, ETFs and Funds managed by NAM).

* "Securities" include stocks, bonds, closed-end mutual funds and exchange-traded funds.

Transactions not Required to be Reported

I am not required to report shares of unaffiliated registered open-end investment companies, securities issued by the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, money market funds and other money market instruments and transactions effected through an automatic investment plan as described in the Code of Ethics.

Check one or more applicable boxes:

[ ]   I had no reportable transactions during the period.

[ ]   I had reportable transactions, as disclosed below.

[ ] I had reportable transactions, as disclosed on the attached brokerage statements.

[ ] NAM is in receipt of brokerage statements reflecting my reportable personal securities transactions.

                             REPORTABLE TRANSACTIONS

                               NUMBER OF
                              SHARES/PAR       PURCHASE                                                             EXEMPTED
TRADE    SECURITY NAME           INT           / SALE /                PRINCIPAL                       ACCOUNT      FROM PRE-
DATE    AND TICKER/CUSIP    RATE/MATURITY       OTHER        PRICE       AMOUNT      BROKER NAME       NUMBER        CLEAR?
----    ----------------    -------------       -----        -----       ------      -----------       ------        ------
                                                                                                                       Y N

                                                                                                                       Y N

                                                                                                                       Y N

Attach additional sheets as necessary.

                                                               Table of Contents

                                                                      APPENDIX C

                          NETOLS ASSET MANAGEMENT, INC.
                  INITIAL AND ANNUAL PORTFOLIO HOLDINGS REPORT

Access Person Name: _____________________

Access Person Signature: _________________________              Date: __________


I am reporting below all personal portfolio holdings information required to be reported on an annual basis pursuant to NAM's Code of Ethics and Personal Trading Policy. Securities reported must be current within 45 DAYS of the date of this report.

Required Portfolio Holdings to Report

I am required to report holdings of all securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in NAM's Code of Ethics and Personal Trading Policy.

Transactions not Required to be Reported

I am not required to report holdings in the following securities: unaffiliated registered open-end investment companies, securities issued by the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, money market funds and other money market instruments.

                         PORTFOLIO HOLDINGS INFORMATION

Check one or more applicable boxes:

[ ]   I have no reportable personal securities holdings.

[ ]   I have reportable personal securities holdings, as disclosed below.

[ ] I have reportable securities holdings, as disclosed on the attached brokerage statements.

[ ] NAM is in receipt of brokerage statements reflecting my personal securities holdings.

                       SECURITY NAME AND       NUMBER OF    PRINCIPAL         BROKER OR BANK
ACCOUNT NUMBER           TICKER/CUSIP         SHARES/PAR      AMOUNT               NAME
--------------           ------------         ----------      ------               ----
--------------           ------------         ----------    ----------          ------------
--------------           ------------         ----------    ----------          ------------
--------------           ------------         ----------    ----------          ------------

                     Attach additional sheets as necessary.

                                                               Table of Contents

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                          NETOLS ASSET MANAGEMENT, INC.
                            CLIENT DISCLOSURE POLICY

2.1   OVERVIEW

      The Investment Advisers Act of 1940 ("Advisers Act") requires NAM to provide certain disclosures to prospective and existing clients. This policy is designed to provide reasonable assurance that NAM will provide appropriate disclosures to clients on a timely basis. Questions regarding this policy should be directed to the CCO.

2.2   FORM ADV PART II

      The Advisers Act requires NAM to provide a written disclosure brochure to prospective and existing clients. NAM uses Part II of Form ADV as its disclosure brochure. The CCO is responsible for maintaining and updating NAM's Form ADV Part II. Any employee who believes that a change should be made to NAM's Form ADV should discuss such change with the CCO. All changes to NAM's Form ADV will be made by or with the approval of the CCO.

      A.    Initial Delivery

            Part II of Form ADV must be provided to a client or prospective client either:

            1. At least 48 hours prior to entering into an advisory agreement; or

            2. At the time of entering into the investment advisory agreement, provided the client may terminate the agreement without penalty within five business days after entering into the advisory agreement.

      B.    Annual Offer

            The CCO will ensure that NAM offers to deliver on at least an annual basis, without charge, a copy of Part II of its Form ADV upon written request from a client. NAM will record the date a request is received from any client, and will mail the brochure in response to such request within seven days of receipt of the request.

2.3   FINANCIAL CONDITION OF NAM

      In the event that NAM's financial condition becomes reasonably likely to impair the firm's ability to meet its contractual commitments to any client, this condition will be disclosed to the affected clients.

2.4   LEGAL AND DISCIPLINARY EVENTS

      NAM will disclose to its clients any legal or disciplinary event that may be material to a client's evaluation of the firm's integrity or ability to meet contractual commitments for a period of ten years from the time of the event.

2.5   PRIVACY NOTICES

      NAM will deliver regular privacy notices, as addressed in NAM's Privacy Policy.

2.6   PROXY VOTING DISCLOSURES

      Upon inception of a client relationship, NAM will provide the client with a description of the firm's proxy voting policies and how the client may obtain information on NAM's record of voting the client's proxies.

2.7   THIRD-PARTY SOLICITORS DISCLOSURES

      As addressed in NAM's Solicitors Policy, NAM will receive a signed and dated statement from the client acknowledging receipt of the broker-dealer or other third-party solicitor's required client disclosures before or at the time of entering into any investment management agreement with the client.

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                          NETOLS ASSET MANAGEMENT, INC.
                              COMMUNICATIONS POLICY

3.1   OVERVIEW

      This policy applies to external communications, including media communications and all other forms of communications with outside parties. For purposes of this policy, marketing materials refers to those communications (including communications to existing and prospective clients, consultants and other outside parties) that incorporate the offer of NAM advisory services. Questions regarding this policy or the use of marketing materials should be directed to the CCO.

3.2   MARKETING MATERIALS

      A.    Marketing Materials Review Procedures

            1. New marketing materials should be routed to the CCO for review and approval, prior to distribution. Once approved, non-material changes to advisor-only materials will not require re-submission and approval.

            2.    The CCO will maintain copies of marketing materials.

      B.    General Content Standards

            NAM will endeavor to ensure all marketing materials:

            1. Do not include false and misleading statements of material fact;

            2.    Disclose all material information;

            3.    Are presented in a fair and balanced manner;

            4. Do not imply that charts, graphs, formulas or other such devices alone are sufficient guidance for making investment decisions;

            5. Do not include testimonials including statements by former or current clients; and

            6. Do not include specific references to any mutual fund advised by NAM.

      C.    Performance Advertising Standards

            While performance data is not required to be presented, the following guidelines should be followed when advertising performance data in marketing materials:

            1.    All performance data should be presented fairly.

            2. Performance data related to a model or hypothetical portfolio will not be presented. All data will relate to actual performance.

            3. Regarding adviser-specific marketing pieces, NAM may show gross of fee performance information in one-on-one presentations to sophisticated clients (including institutions and wealthy individuals) provided all appropriate "gross of fee" disclosure, as determined by the CCO, is used. NAM may also show performance data net of applicable fees that a client would have paid.

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      D.    Client Reporting

            NAM may report to a client that client's specific account information without following the policies described above, so long as the communication does not entail a solicitation of one of NAM's other products or services. However, any client communication must be fair, balanced, not misleading and include all material facts and required disclosures.

      E.    Unsolicited Requests

            NAM may respond to unsolicited requests from clients, prospective clients, consultants and other outside parties regarding testimonials, past specific profitable recommendations, and other performance matters. Any such communication should be in response to a specific unsolicited request - NAM employees may not induce a client, consultant or other outside party to request such information.

3.3   EXTERNAL COMMUNICATIONS

      Employees should not communicate performance information to outside parties, other than clients, prospects or consultants without prior approval by the CCO. Employees should be mindful of NAM's Privacy Policy in providing information to outside parties.

3.4   ELECTRONIC DELIVERY OF INFORMATION

      Employees may send information to clients and other parties (such as, brokers, custodians, banks) electronically, keeping in mind appropriate safeguards as outlined within the Privacy Policy. The employee should take reasonable steps to ensure the electronic form of the information is substantially comparable to the paper form of the same information. See Record Retention Policy for more information.

3.5   MEDIA AND PUBLIC SPEAKING COMMUNICATIONS

      No employee may communicate with the press without the prior approval of the President. All interview requests from the media should be routed to the President. The following guidelines should be followed in connection with interviews and discussions with the media as well as external speaking engagements and group presentations.

      A.    General Guidelines

            1. Employees should not identify nor discuss specific private client accounts.

            2. Employees should use caution in discussing performance. Any performance information provided should represent the full information provided in NAM's written materials.

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            3.    Employees should not discuss performance in verbal interviews, as it is not possible for the employee to relate all required disclosure language.

            4. Employees should not guarantee, promise or predict a specific level of investment performance.

            5. Employees should not discuss firm confidential information, including legal or regulatory issues involving NAM or any mutual fund advised by NAM.

            6. Employees should refrain from discussing competitors in a negative manner.

            7. Employees should clearly communicate to the reporter when they wish to go "off the record".

            8. Employees should not answer questions they are not comfortable answering even with pressure from the reporter. Rather, the employee should indicate that s/he would need to look into the question further before answering.

3.6   CLIENT COMPLAINTS

      All client complaints should be routed to the CCO for further direction. NAM defines a complaint as any written statement of a client or any person acting on behalf of a client alleging a grievance due to the mistreatment by NAM with respect to its management of the client's account.

3.7   RECORD RETENTION REQUIREMENTS

      NAM will maintain a record of outside communications outlined within this policy, as dictated by NAM's Record Retention Policy.

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                          NETOLS ASSET MANAGEMENT, INC.
                        CUSTODY AND POSSESSION OF ASSETS

4.1   OVERVIEW

      The Investment Advisers Act of 1940 ("Advisers Act") defines custody as "holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them". NAM's policy is to only have custody over client assets to the extent advisory fees are deducted from client accounts. This policy is designed to provide reasonable assurance that NAM does not inadvertently obtain further custody over client assets. Questions regarding this policy should be directed to the CCO.

4.2   GENERAL GUIDELINES

      1. All client assets will be held by a qualified custodian (as defined in Section 4.3 below), not by NAM;

      2. NAM will not require the prepayment of greater than $500 in fees from clients 6 months or more in advance;

      3.    NAM may not hold client securities in NAM's name or in bearer form;

      4. Proceeds from the redemption of client securities may not be directed to NAM;

      5. All wires from client custodial accounts to outside (i.e., non-client) accounts must accompany client authorization;

      6.    NAM may not have signatory power over a client's checking account;
            and

      7.    NAM will not serve as trustee over a client's account.

4.3   QUALIFIED CUSTODIAN

      All client assets will be held by a qualified custodian, which includes registered broker-dealers, bank and savings institutions, futures and commission merchants and foreign financial institutions that routinely hold financial assets for their customers.

      1. NAM will not route original custodial statements to its clients on behalf of a custodian.

      2. NAM is responsible, within reason, to ensure clients receive custodial statements directly from the custodian on at least a quarterly basis. To meet this responsibility, NAM will either:

            a.    Receive duplicate copies of the clients' custodial statements;
                  or

            b. Send a letter to each client's custodian instructing the custodian to forward all original client statements directly to NAM's clients on no less frequently than a quarterly basis.

4.4   RECEIPT OF CLIENT FUNDS OR CERTIFICATES

      1. NAM may handle or forward checks clearly made payable to a third party, such as the client's custodian.

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      2.    NAM may not handle or forward any other client check or security certificate received by the firm. All such instruments must be returned to a client within three business days, and may not be forwarded to any other party other than the client or that client's representative.

4.5   RECORD RETENTION REQUIREMENTS

      NAM will maintain a record of documents in connection with this policy as required in its Record Retention Policy.

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                          NETOLS ASSET MANAGEMENT, INC.
                             INSIDER TRADING POLICY

5.1   OVERVIEW

      No employee may purchase or sell a security while in possession of material, nonpublic information. This prohibition applies to transactions made personally by NAM employees, including personal trades in any mutual fund advised by NAM, and transactions made on behalf of others, including trades in client accounts managed by NAM. NAM also prohibits communicating material, nonpublic information to others in violation of the law, frequently referred to as "insider trading." This policy applies to every employee and extends to activities within and outside their duties at NAM. Questions regarding this policy may be directed to the CCO.

      "Insider trading" generally refers to the use of material, nonpublic information to trade in securities (whether or not one is an "insider" of a specific company). Insider trading also encompasses the communication of material, nonpublic information to others. Individuals trading securities while in possession of material, nonpublic information or improperly communicating that information to others may be exposed to stringent penalties. While penalties may be imposed internally by NAM, employees trading while in possession of material, nonpublic information may be subject to legal penalties as well.

5.2   PROCEDURES

      The following procedures have been established to aid NAM and all employees in avoiding insider trading, and to assist NAM in preventing and detecting insider trading. Any questions regarding these procedures should be directed to the CCO.

      A.    Identifying Nonpublic Information

            Before employees trade securities for themselves or others, including private accounts managed by NAM, an employee should ask him/herself the following questions regarding the information they receive about the security:

            1. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the security if it were generally disclosed to the public?

            2. Is the information nonpublic? To whom has this information been provided? Has the information been communicated to the marketplace by being published in The Wall Street Journal, brokerage reports, the internet or other publications of general circulation?

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      B.    Employee Actions

            If, after consideration of the above, (i) any employee believes s/he is in receipt of material, nonpublic information; (ii) an employee has questions as to whether s/he is in receipt of material, nonpublic information; or (iii) any employee suspects a client is trading based on inside information, the employee should take the following steps:

            1. Report the information and, if applicable, proposed trade immediately to the CCO or President.

            2. Do not purchase or sell the securities either on behalf of yourself or on behalf of others, including any client account managed by NAM.

            3. Do not communicate the information inside or outside of NAM, other than to the CCO or President.

            4. After the CCO or President has reviewed the issue, the employee will be instructed either to continue the prohibition against trading and communication because the CCO or President has determined that the information is material and nonpublic, or the employee will be allowed to trade the security and communicate the information.

      C.    Compliance Department Actions

            Upon determination that the information may represent material inside information, the CCO or President will take the following actions, as deemed appropriate:

            1. If feasible, ascertain the validity and nonpublic nature of the information, possibly with the issuer of the security.

            2.    Consider a halt to all firm trading activity in the security.

            3.    Consider a halt to all recommendations of the security.

            4. Request the issuer or other appropriate parties to disseminate the information promptly to the public if the information is valid and nonpublic.

            5. Take steps to ensure all files containing material, nonpublic information are sealed and access to computer files containing material, nonpublic information are restricted.

            6.    Consult with other senior members of the firm.

            7. Notify legal counsel and request advice as to what further steps should be taken before transactions or recommendations in the securities are resumed.

            In addition, the CCO or President will confidentially document the firm's actions in addressing the material inside information.

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                          NETOLS ASSET MANAGEMENT, INC.
                             RECORD RETENTION POLICY

6.1   OVERVIEW

      This policy applies to records required to be maintained by NAM under the Investment Advisers Act of 1940 ("Advisers Act"). Questions concerning this policy should be directed to NAM's CCO.

6.2   RECORDS TO BE PRESERVED AND MAINTAINED

      NAM's CCO is responsible to ensure all records required to be maintained under Rule 204-2 of the Advisers Act are properly maintained by NAM. The CCO is also responsible to communicate with each functional department of NAM, as necessary, to ensure NAM employees understand their responsibilities regarding this Record Retention Policy.

6.3   LENGTH -OF -TIME AND ELECTRONIC STORAGE REQUIREMENTS

      A.    Length-of-Time Requirements

            In general, required books and records should be maintained for five years after the last dated entry, unless otherwise instructed by the CCO. Records will be kept in NAM's office for two years and may be kept offsite in an easily accessible location for three additional years.

      B.    Electronic Storage Requirements

            The following procedures apply to records maintained electronically:

            1. NAM will maintain reasonable safeguards designed to protect the records from loss, alteration or destruction;

            2.    Access to the records will be limited to authorized personnel;

            3. Electronic copies of non-electronic originals (e.g., scanned images) should be complete, true and legible;

            4. NAM will maintain processes to ensure records stored within an electronic medium may be promptly retrieved and viewed; and

            5. All e-mail and instant messages are considered by NAM to be communications under Rule 204-2 of the Advisers Act, and all applicable e-mail and instant messages will be maintained in a similar manner as any other record required within the Rule 204-2.

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                          NETOLS ASSET MANAGEMENT, INC.
                                 PRIVACY POLICY

7.1   DEFINITIONS

      For purposes of this policy, the terms "Consumer", "Client" and "Confidential Information" have the following definitions:

      A. "Consumer" is not necessarily a client but may be anyone who obtains financial products or services from NAM used primarily for personal, family or household purposes. Examples of consumer relationships include: (1) a prospect with whom NAM is actively pursuing an investment relationship or (2) a prospect who provides NAM with nonpublic information (such as net worth information or potential portfolio size) after attending a seminar or community event or listening to a radio talk show at which an employee of NAM is a featured speaker.

      B. "Client" means (1) an individual with a specific and continuous relationship with NAM who obtains or has obtained a financial product or service from NAM used primarily for personal, family or household purposes; or (2) that individual's designated representative.

      C. "Confidential Information" is personally identifiable private information (information not available from public sources such as the phone book or a website) about the client or consumer, including information regarding name and address, age, social security number, assets, income, net-worth, account balance, account number, bank account information, beneficiary information and investment activity (such as purchase and redemption history).

7.2   OVERVIEW

      NAM collects nonpublic information about clients and consumers. NAM will not share nonpublic personal information about clients or consumers with third parties not affiliated with NAM, except as noted below. Specifically, NAM may share personal information as necessary:

      A. To complete transactions or account changes as directed by the client;

      B.    To maintain or service a client's account;

      C.    If requested to do so by a client;

      D. With contracted service providers providing administrative functions for NAM; or

      E. If NAM is required or permitted by law or regulatory authorities with jurisdiction over the firm to do so.

7.3   PRIVACY NOTICES

      The following notice requirements apply to NAM's clients.

      A.    Initial Privacy Notices

            NAM will deliver an initial privacy notice (Appendix D) to a client before the client relationship is established - that is, before NAM begins to manage a client's account. NAM may deliver the privacy notice within a reasonable period of time after the client relationship is established if the client agrees to receive the notice at a later time.

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      B.    Annual Privacy Notices

            NAM will deliver NAM's privacy notice (Appendix D) to clients on an annual basis, defined as every 12 months. NAM is not required to deliver annual privacy notices to former clients.

      C.    Revised Privacy Notices

            NAM will not disclose nonpublic personal information about a client to a non-affiliated third party other than as described in this policy or as permitted by Regulation S-P unless NAM has provided the client with:

            (1)   A revised notice describing the new policy;

            (2)   An "opt out" notice; and

            (3) A reasonable opportunity to opt out of the disclosure before NAM discloses the information to the non-affiliated third party.

            NAM is not required to send privacy notices or provide opt-out elections to consumers unless NAM intends to share the consumer's nonpublic personal information with a non-affiliated third party.

7.4   SAFEGUARDING OF CLIENT RECORDS AND INFORMATION

      NAM will maintain administrative, technical and physical safeguards reasonably designed to ensure the security and confidentiality of client records and information. To protect this information, NAM:

      A. Requires new employees to review and acknowledge the firm's compliance policy manual, which includes this privacy policy, and all employees to review the compliance policy manual annually.

      B. Prohibits an employee from providing client information over the telephone, or in response to an e-mail message unless the employee has identified the other person as the client, a fiduciary representative of the client, an authorized agent of the client or a party that needs the information to complete a transaction for the client (such as broker-dealers, custodians or administrative service providers).

      C. Maintains appropriate security measures for its computer and information systems, including the use of passwords and firewalls.

      D. Uses a shredding machine and other appropriate physical security measures to safeguard client information stored in paper format (including requiring employees to lock the door to the office when no one is in the office).

      E. Prohibits outside parties from entering the office unless a NAM employee is present.

      F. Engages a third party service provider only after entering into an agreement that prohibits the service provider from disclosing or using confidential personal information except as necessary to carry out its assigned responsibilities and only for that purpose.

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                                                                      APPENDIX D

                          NETOLS ASSET MANAGEMENT, INC.
                              PRIVACY POLICY NOTICE

OUR PROMISE TO YOU

As a client of Netols Asset Management, you share both personal and financial information with us. Your privacy is important to us, and we are dedicated to safeguarding your personal and financial information.

INFORMATION PROVIDED BY CLIENTS

In the normal course of doing business, we typically obtain the following non-public personal information about our clients:

      - Personal information regarding our clients' identity such as name, address and social security number;

      -     Information regarding securities transactions effected by us; and

      - Client financial information such as net-worth, assets, income, bank account information and account balances.

HOW WE MANAGE AND PROTECT YOUR PERSONAL INFORMATION

We do not sell information about current or former clients to third parties, nor is it our practice to disclose such information to third parties unless requested to do so by a client or client representative or, if necessary, in order to process a transaction, service an account or as permitted by law. Additionally, we may share information with outside companies that perform administrative services for us. However, our arrangements with these service providers require them to treat your information as confidential.

In order to protect your personal information, we maintain physical, electronic and procedural safeguards to protect your personal information. Our Privacy Policy restricts the use of client information and requires that it be held in strict confidence.

CLIENT NOTIFICATIONS

We are required by law to annually provide a notice describing our privacy policy. In addition, we will inform you promptly if there are changes to our policy. Please do not hesitate to contact us with questions about this notice.

August 31, 2004

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                          NETOLS ASSET MANAGEMENT, INC.
                           BROKERAGE SELECTION POLICY

8.1   OVERVIEW

      This policy summarizes the criteria NAM considers in selecting broker-dealers with whom to conduct business. Questions regarding this policy should be directed to the CCO.

8.2   FACTORS CONSIDERED

      NAM considers many factors in selecting broker-dealers, including:

      - Knowledge of and dominance in specific markets, securities and industries;

      -     Quality of execution;

      -     Commission structure;

      -     Ability to locate liquidity;

      -     Research services provided;

      -     Acceptable record keeping, administrative and settlement functions;
            and

      -     Reputation and integrity.

      NAM strives to work with multiple broker-dealers rather than concentrate its trades with a few broker-dealers, in an effort to maintain confidentiality of its trading activity.

8.3   BEST EXECUTION

      Unless a client has directed NAM to conduct its securities transactions through a specific broker-dealer, NAM determines the broker-dealer through which a client's securities are to be traded and the commission rates at which transactions are effected. It is NAM's policy to seek the best execution with respect to each NAM-directed transaction, which it defines as placing trades in such a manner that the client's total proceeds or cost for each transaction is the most favorable under the circumstances in which the trades are placed. The firm's trading and brokerage policies, procedures and practices are designed to assist the firm in meeting its goal of seeking best execution in all transactions for those accounts in which NAM is permitted to make brokerage arrangements for its clients. However, as these controls cannot alone ensure best execution, NAM employees are expected to be mindful of their responsibility to seek best execution for its clients as part of their daily business activities, and are encouraged to suggest any recommendations to firm management which may improve upon the firm's best execution process.

      Receipt of products or services other than brokerage or research is not a factor in allocating NAM directed transactions to broker-dealers.

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8.4   OVERSIGHT

      All brokerage relationships are monitored continuously by the President and portfolio management staff. The President is responsible for overseeing and evaluating all broker-dealer relationships and the quality of services received.

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                          NETOLS ASSET MANAGEMENT, INC.
                     TRADE AGGREGATION AND ALLOCATION POLICY

9.1   OVERVIEW

      NAM strives to treat all clients in a fair manner. This is the basic principle underlying NAM's aggregation and allocation policy, which is designed to provide reasonable assurance that buy and sell opportunities are allocated fairly among clients and that, over time, all clients are treated equitably. Questions regarding this policy should be directed to the CCO.

9.2   TRADE AGGREGATION

      In general, investment opportunities are available proportionally to all accounts grouped by similar investment objectives or style. While NAM does not anticipate investing in Initial Public Offerings ("IPOs"), any future investment in an IPO would be treated in the same manner as other equity securities, as addressed in the policy.

      It is NAM's policy to trade as a firm - to trade in such a manner that its clients are not competing against one another in the marketplace. When practical, client trades in which NAM has full discretion in choosing brokers ("free" accounts) will be bunched in a single order (a "block") in an effort to obtain best execution at the best security price available.

      If a block order is filled (full or partial fill) at several prices through multiple trades, an average price and commission will be calculated for all trades executed, and all participants in the block trade will receive the average price. Only trades executed within the block on the single day may be combined for purposes of calculating the average price.

      Trades in NAM accounts that direct the firm to use a specific broker-dealer to execute trades will generally be placed after trades in free accounts have been completed. However, if NAM deems time to be of the essence in executing a purchase or a sale in a directed-brokerage account and NAM determines such trade will not negatively impact its free trades, NAM may execute a directed brokerage trade at the same time it executes trades in free accounts. Client-directed brokerage accounts will be traded in a systematic rotational order, as determined by the NAM trader placing the trade.

9.3   TRADE ALLOCATION

      Trades are allocated to underlying client accounts after completion of each trade, but no later than by day-end. All partial fills are allocated to client accounts on a pro rata basis.

9.4   DEVIATIONS FROM POLICY

      In all cases, NAM attempts to allocate securities and advisory recommendations among clients in a fair manner. It is expected that this policy will be applied consistently. However, NAM may deviate from this policy if the standard method of aggregating or

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      allocating trades as described in this policy would result in unfair or inequitable treatment to some or all of its clients. Potential bases for deviating from the standard policy include:

            - A determination that time is of the essence in executing directed-brokerage trades, as described in 6.2 above;

            -     Cash limitations or excess cash;

            -     Client direction or requirement to raise cash in an account;

            -     Account-specific investment restrictions;

            -     Specific overriding client instructions;

            - Investment not suitable for (or consistent with) known client preferences; or

            -     Common sense and equitable adjustments.

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                          NETOLS ASSET MANAGEMENT, INC.
                               SOFT DOLLAR POLICY

10.1  STATEMENT OF POLICY

      NAM does not engage in soft dollar arrangements - those arrangements where NAM directs portfolio brokerage commissions to a broker-dealer in return for services and research that NAM uses in making investment decisions for its clients. While NAM may receive general research services from broker-dealers, NAM has no formal or informal arrangements to direct portfolio brokerage commissions to a broker-dealer in exchange for such research.

      Any employee with questions regarding this policy or who believes it would be in the firm's interests to enter into a soft dollar arrangement should contact the CCO. Any future soft dollar arrangement requires the express approval of the President.

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                          NETOLS ASSET MANAGEMENT, INC.
                        CLIENT-DIRECTED BROKERAGE POLICY

11.1  OVERVIEW

      This policy applies to all directed brokerage arrangements - those arrangements where a client or plan sponsor instructs NAM to direct transactions to a specified broker-dealer. In such cases, NAM does not participate in negotiation of the commission rates or other terms of the relationship between the directed broker-dealer and the client. Questions regarding this policy should be directed to the CCO.

11.2  DIRECTED BROKERAGE ARRANGEMENTS

      As a matter of practice, NAM attempts to make full and fair disclosure of its duties in directed brokerage arrangements to clients. The following disclosures will be made within NAM's Form ADV Part II:

      1. The client may forgo any benefit from savings on execution costs that NAM could obtain for other clients, such as negotiating volume discounts on bunched orders; and

      2. The client may not receive the same price or commission paid by other clients who utilize different brokers.

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                          NETOLS ASSET MANAGEMENT, INC.
                            CROSS TRANSACTIONS POLICY

12.1  OVERVIEW

      NAM does not permit effecting cross transactions between its client accounts. Examples of cross transactions are found in section 12.2 of this policy below. Questions regarding this policy should be directed to the CCO.

      Further, any employee who believes it would be in a NAM clients' interest to effect a specific cross transaction should consult with the CCO before effecting such a transaction, and any employee who believes that a cross transaction may have inadvertently occurred should notify the CCO immediately.

12.2  CROSS TRANSACTIONS - EXAMPLES

      NAM considers cross transactions to include the following:

      1. A purchase or sale of a security directly between two NAM clients (including any mutual fund managed by NAM), generally coordinated by NAM.

      2. A purchase or sale of a security directly between two NAM clients (including any mutual fund managed by NAM) where a broker-dealer serves as an intermediary for purposes of effecting the transaction, generally coordinated by NAM.

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                          NETOLS ASSET MANAGEMENT, INC.
                          TRADE ERROR CORRECTION POLICY

13.1  OVERVIEW

      This policy applies to all trade errors incurred by NAM in its role as investment advisor over its clients' portfolios. This policy is intended to educate NAM employees regarding what constitutes a trade error and to provide guidelines to follow when a trade error occurs. Questions regarding this policy should be directed to the CCO.

13.2  DEFINITION OF A TRADE ERROR

      Although no formal definition exists, trading errors generally include but are not limited to the following situations:

            -     Buying or selling the wrong security;

            -     Failing to buy or sell securities as intended;

            -     Buying, selling or allocating the incorrect number of shares;

            -     Buying or selling a security in the wrong account;

            -     Allocating securities to the wrong account;

            - Buying or selling securities not authorized by the investment management agreement, account investment objectives/guidelines or prospectus for mutual funds managed by NAM; and

            - Failing to follow specific client instructions to purchase, sell or hold securities.

      NAM does not consider trade errors to include administrative errors which are generally immediately correctable through communications with the broker (such as a clerical error by the broker in allocating shares of the block trade). However, in no instance will such administrative errors result in a financial loss to a client.

13.3  CORRECTION OF TRADE ERRORS

      It is NAM's policy for clients to be made whole following a trade error. Specifically, when NAM causes a trade error to occur in a client account that results in a loss, NAM will reimburse the client. If the trade error results in a gain, NAM will keep that gain only after obtaining reasonable assurance that the client was not disadvantaged by the error that resulted in a gain.

      All trade errors should be corrected within a reasonable period of time following discovery of the error. NAM will not use soft dollar commission credits or commissions from other client accounts to correct trade errors.

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13.4  OVERSIGHT AND DOCUMENTATION OF TRADE ERRORS

      1. The Trading Department is responsible for notifying the CCO of any trade error.

      2. The Trading Department is responsible for documenting the trade error, including a description of the error, financial impact (if any), the client(s) involved and the resolution. The record of the trade error should be maintained by the CCO.

      3. The CCO is responsible for overseeing the appropriate resolution of the trade error, which includes analyzing how the error occurred and whether a pattern exists which needs to be addressed.

      4. The CCO is responsible to ensure payments made to clients as a result of trade error correction are recorded in the firm's accounting records.

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                          NETOLS ASSET MANAGEMENT, INC.
                           MARKET MANIPULATION POLICY

14.1  STATEMENT OF POLICY

      NAM specifically prohibits employees from taking actions while trading in NAM client portfolios designed to manipulate the trading market, resulting in an "artificial" price (i.e., a price not truly determined by market forces) within the security. Examples of prohibited strategies used to manipulate the trading market include but are not limited to:

      A. Portfolio Pumping - aggressively purchasing shares of less-liquid securities with the purpose of increasing the share price, generally done near the end of a reporting period in an effort to increase the price of certain less-liquid equity holdings.

      B. Window Dressing - changing securities held within a portfolio near the end of a reporting period specifically to mislead the public.

      C. Marking the Close - attempting to influence the closing price of securities.

      Questions regarding this policy may be directed to the CCO. Employees who believe they may have inadvertently (or consciously) manipulated the market or employees who believe they may have been pressured into such actions are expected to immediately report such actions to the CCO.

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                          NETOLS ASSET MANAGEMENT, INC.
                              ACCOUNT REVIEW POLICY

15.1  STATEMENT OF POLICY

      NAM regularly reviews and monitors client accounts with the objective of ensuring client investment objectives and restrictions are met. Questions regarding this policy should be directed to the President.

15.2  REVIEW OF ACCOUNTS

      Reviews are continuously performed by the portfolio manager assigned to the account under the direction of the President. All accounts are reviewed by the President on a regular basis.

      NAM's review of client accounts is facilitated by the following:

      1. While all NAM client accounts are overseen by the President, all members of the portfolio management team are aware of each client's investment objectives and restrictions, and incorporate such requirements within their daily portfolio management activities;

      2. NAM employs primarily one investment style in managing accounts and, therefore, the portfolio composition of client accounts are largely consistent with one another; and

      3. NAM generally does not manage money on a performance-based fee basis, and any such performance-based fee arrangements are specifically identified and monitored by the CCO for potential conflicts of interest.

15.3  INVESTMENT COMPANY CLIENTS

      NAM, in serving as investment adviser to an investment company, is required to follow provisions set forth in the Investment Company Act of 1940 ("1940 Act") as well as the investment policies of each investment company advised by NAM. The following are designed to provide reasonable assurance that NAM actions (or inactions) do not result in violations of the provisions of the 1940 Act nor stated investment policies related to its investment company clients:

      1. NAM will request and adhere to specific investment policies, objectives and restrictions adopted by its investment company clients;

      2. NAM has no affiliates (other than a potential affiliated relationship arising out of its role as investment adviser to an investment company), and therefore does not effect transactions nor share information with affiliates,

      3. NAM considers liquidity matters as part of its investment decisions and will generally avoid investments in securities that it considers to be illiquid;

      4. NAM, as a matter of practice, does not effect cross transactions within its client accounts;

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      5.    NAM will monitor securities acquired that derive more than 15% of their gross revenues from the securities related business, and such investments will be monitored with the objective of reasonably ensuring:

            a. The investment company client does not own more than 5% of the outstanding securities of that class of the issuer's securities; and

            b. The security's value does not represent more than 5% of the investment company portfolio's total assets.

      6. NAM, as a matter of practice, does not invest in other investment companies within an investment company client's portfolio; and

      7. NAM maintains a widely diversified portfolio consistent with its clients' investment objectives.

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                          NETOLS ASSET MANAGEMENT, INC.
                               PROXY VOTING POLICY

16.1  OVERVIEW

      This proxy voting policy is designed to provide reasonable assurance that proxies are voted in the clients' best economic interest, when the responsibility for voting client proxies rests with NAM. NAM will vote proxies for clients pursuant to the authority granted in the investment management agreement between NAM and its client, or as granted by written direction from each client. The President is responsible for voting client proxies. Questions regarding this policy should be directed to the President.

16.2  RECORD RETENTION REQUIREMENTS

      NAM will keep the following proxy voting records:

      A.    These proxy voting polices and procedures;

      B. Proxy statements received regarding client securities. Electronic statements, such as those maintained on EDGAR or by a proxy voting service, are acceptable;

      C.    Records of proxy votes cast on behalf of each client;

      D. Records of client requests for proxy voting information, including a record of the information provided by NAM; and

      E. Documents prepared by NAM that were material to making the decision of how to vote.

      NAM will keep these records for a minimum of 5 years (see Record Retention Policy).

16.3  CONFLICTS OF INTEREST

      A.    Overview

            NAM may encounter a material conflict in voting client proxies. NAM has a duty to recognize a material conflict and to resolve the conflict before voting the proxy. For purposes of this policy, material conflicts of interest are defined as those conflicts that, in the opinion of the President, a reasonable investor would view as important in making a decision regarding how to vote a proxy.

            Examples of material conflicts include (but are not limited to):

            1. NAM provides investment management services to a company whose management is soliciting proxies; and

            2. An NAM employee has a business or personal relationship (such as a close friend or spouse) with a member of executive management, a participant in the proxy contest, or a corporate director of the company.

      B.    Identifying Conflicts of Interest

            1. NAM maintains a listing of all material business conflicts of interests - those business relationships between the firm and other parties that are deemed to be material and may result in a conflict with respect to a future proxy contest. The

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                  firm's CCO will maintain the list of material business
                  conflicts and is responsible to ensure the list is updated regularly.

            2. All employees are required to disclose all personal and familial relationships that may present a material conflict of interest with respect to a future proxy contest. Employees who are unsure whether a relationship should be disclosed as a material conflict should consult the CCO for guidance.

      C.    Resolving Material Conflicts of Interest

            Unless a client requests otherwise, NAM will take one of the following actions to ensure the proxy voting decision is based on the client's best interests and is not a result of the conflict.

            1. Engage an independent party to determine how to vote the proxy;

            2.    Prepare a report that (i) describes the conflict of interest;
                  (ii) discusses procedures used to address such conflict of interest; (iii) discloses any contacts from outside parties (other than routine communications from proxy solicitors) regarding the proposal; and (iv) confirms that the recommendation was made solely on the investment merits and without regard to any other consideration. The completed report will be forwarded to the CCO, who will ensure the affected proxy is voted in accordance with such report;

            3. Refer the proxy to a client or to a representative of the client for voting purposes; or

            4. Disclose the conflict to the affected clients and seek their consent to vote the proxy prior to casting the vote.

16.4  DISCLOSURES TO CLIENTS

      A client may request NAM to deliver this Proxy Voting Policy as well as a record of how NAM has voted that client's proxies. NAM will use the firm's
      Part II of Form ADV disclosure to:

      A.    Notify clients of how they may obtain a copy of this policy;

      B. Notify clients of how they may obtain a record of how their securities were voted; and

      C.    Summarize the firm's proxy voting policies.

16.5  VOTING GUIDELINES

      NAM strives to vote all proxies in the best economic interests of its clients. The decision of how to vote follows the same criteria NAM uses in managing client accounts - to vote for proposals in such a manner that, in NAM's opinion, will increase shareholder value.

      A.    General Overview

            In evaluating a particular proxy proposal, NAM takes into consideration, among other items:

            1. NAM's determination of whether the proxy proposal will create dilution for shareholders;

            2. NAM's determination of how the proxy proposal will impact its clients;

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            3.    The period of time over which shares of the company are
                  expected to be held in the client's portfolio;

            4.    The size of the position;

            5.    The costs involved in the proxy proposal; and

            6.    Management's assertions regarding the proxy proposal.

      B.    Proxy Proposals Regarding Business Operations Matters

            NAM will generally support management's recommendations on proxy issues related to business operations matters (i.e., not related to compensation or control matters), since management's ability is a key factor NAM considers in selecting equity securities for client portfolios. NAM believes a company's management should generally have the latitude to make decisions related to the company's business operations. However, when NAM believes the company's management is acting in an inconsistent manner with its clients' best interests NAM will vote against management's recommendations.

      C.    Proxy Proposals Creating Shareholder Dilution

            NAM will generally vote against recommendations it determines will create dilution for shareholders.

      D.    Proxy Proposals Regarding Compensations Matters

            1. NAM will generally vote against non-salary compensation plans (such as stock compensation plans, employee stock purchase plans and long-term incentive plans) unless, in NAM's opinion, such plans are structured to not create serious dilution to shareholders; and

            2. NAM will analyze all other compensation plans on a case-by-case basis.

      E.    Proxy Proposals Regarding Control Matters

            1. NAM will review proxy proposals regarding control matters (e.g., mergers and anti-takeover tactics) related to a company on a case-by-case basis; and

            2. NAM generally opposes measures preventing shareholders form accepting an offer of a sale of a company.

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                          NETOLS ASSET MANAGEMENT, INC.
                           PORTFOLIO VALUATION POLICY

17.1  PORTFOLIO VALUATION POLICY

      NAM uses pricing information provided by US Bancorp Fund Services ("USBFS") (NAM's "Primary Pricing Source") for purposes of valuing client portfolios, whether for fee billing or investment performance calculation purposes. USBFS primarily obtains its pricing information from FT-Interactive Data.

17.2  FAIR VALUATION POLICY

      In the rare instance where the Primary Pricing Source is unable to obtain a price, where NAM portfolio managers strongly believe the Primary Pricing Source is not pricing a security fairly or where a security has halted trading, NAM (under the direction of the President) will determine a fair value for that security. When determining a fair value for a security, NAM will attempt to obtain a quote from at least one independent pricing source, preferably two or more. NAM will make a determination as to whether these quotes represent fair value. If NAM is unable to obtain quotes or determine the quotes received do not represent fair value, it will establish a fair valued price for the security based on the firm's knowledge of the security and current market conditions, among any other considerations deemed appropriate. No single factor or approach will be implemented by NAM in every case of determining a fair value for a security, as each individual case is unique in nature. NAM's objective in determining a fair value price will be to determine a price NAM believes it could reasonably receive upon a current sale. The CCO will also document the rationale used to establish a fair valued price for the security.

      Fair valued securities will be reviewed by the President regularly, but no less frequently than at month-end. The fair valued price will be adjusted as appropriate by NAM or priced by the Primary Pricing Source as soon as the price is available and deemed to be reliable. A list of fair valued securities and the rationale supporting the fair valuation will be maintained by the CCO.

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                          NETOLS ASSET MANAGEMENT, INC.
                                SOLICITORS POLICY

18.1  OVERVIEW

      This policy applies to solicitation arrangements where NAM pays cash referral fees to employees and outside unaffiliated entities (including broker-dealers) who directly or indirectly solicit any client for, or refer any client to, NAM. Questions regarding this policy should be directed to the CCO.

18.2  DISQUALIFICATION OF SOLICITORS

      Employee(s) or outside entities eligible to receive a cash-referral fee must attest that the employee or outside entity:

      1. Is not subject to an SEC order issued under Section 203(f) of the Advisers Act;

      2. Has not been convicted within the previous ten years of any felony or misdemeanor involving conduct described in Section
            203(e)(2)(A)-(D) of the Advisers Act;

      3. Has not been found by the SEC to have engaged, or been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or
            (6) of Section 203(e) of the Advisers Act;

      4. Is not subject to any order, judgment or decree described in Section 203(e)(4) of the Advisers Act; or

      5. Is not subject to any relevant final order described in Section 604 of The Sarbanes-Oxley Act of 2002, as maintained by the CCO.

18.3  WRITTEN AGREEMENT

      Any cash referral fee paid to a solicitor (both affiliated and unaffiliated) must fall under a written agreement between the solicitor and NAM. Written agreements with unaffiliated solicitors must:

      1.    Describe the entity's activities and compensation;

      2. Contain an acknowledgement that the entity will perform duties under the agreement and the provisions of the Advisers Act; and

      3. Require the entity, at the time of any solicitation activities, to provide the client with a copy of NAM's Form ADV Part II and a separate written disclosure statement described in Section 18.4. of this policy.

      NAM will make a reasonable effort to ensure the solicitor has complied with the provisions of the agreement.

18.4  CLIENT DISCLOSURES

      A. The following required client disclosures may be made electronically. Outside entities are required, at the time of the solicitation, to provide clients with:

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            1.    A copy of NAM's Form ADV Part II.

            2.    A copy of a separate written disclosure containing:

                  a.    The names of NAM and the outside entity;

                  b. The nature of the relationship between NAM and the outside entity, including any affiliation;

                  c. A description of the terms of compensation to be paid to the outside entity; and

                  d. The additional amount, if any, the client is to be charged as a result of the solicitation agreement.

            NAM must receive a signed and dated statement from the client acknowledging receipt of these disclosures before or at the time of entering into any investment advisory contract with the client.

      B. Employees are required to disclose the nature of the relationship with NAM at the time of the solicitation. Employees are not required, however, to disclose the terms of the solicitation arrangement, including any financial arrangement between NAM and the employee.

18.5  PROHIBITIONS

      NAM will refrain from the following practices with respect to solicitation arrangements:

      1. NAM will not pay non-cash referral fees to solicitors (e.g., directed brokerage arrangements).

      2. NAM will not knowingly pay referral fees to a fiduciary of an ERISA plan in exchange for securing investment management services for such plan, unless the solicitation arrangement is structured to comply with applicable ERISA regulations.

18.6  RECORD RETENTION REQUIREMENTS

      NAM will maintain a record of the written agreements and client disclosures in connection with this policy. See NAM's Record Retention Policy for more information regarding its record keeping requirements.

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